As filed with the Securities and Exchange Commission on May 7, 2009

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL CROSSING LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	98-0407042
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Wessex House

45 Reid Street

Hamilton HM12, Bermuda

(441) 296-8600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John B. McShane

General Counsel

Global Crossing Limited

Wessex House

45 Reid Street

Hamilton HM12, Bermuda

(441) 296-8600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Dennis D. Lamont

Latham & Watkins LLP

885 Third Avenue, Suite 1000

New York, NY 10022

(212) 906-1200

From time to time after the effective date of this Registration Statement

(Approximate Date of Commencement of Proposed Sale to the Public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Debt Securities	(4)	(4)	(4)	(4)
Common Stock, par value $.01 per share	(4)	(4)	(4)	(4)
Warrants	(4)	(4)	(4)	(4)
Total (5)	$500,000,000	100%	$500,000,000	$27,900

(1)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currency(ies) at the dates of issuance.

(2)	The proposed maximum offering price per unit will be determined from time to time by Global Crossing Limited in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(4)	Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(5)	Pursuant to Rule 457(p) under the Securities Act, the registrant has previously paid a filing fee with respect to the unsold portion of securities registered under a previous registration statement which it intends to offset against the total filing fee due for this subsequent registration statement. The amount of the filing fee previously paid that is offset against the currently due filing fee is $12,438.75, the file number of the earlier registration statement from which the filing fee is offset is 333-133466, the names of the registrants on that earlier registration statement are Global Crossing Limited, Global Crossing Holdings Limited and Global Crossing (Bidco) Limited, and the initial filing date of that earlier registration statement is April 21, 2006. The registrant has paid $15,461.25, representing the balance of the registration fee set forth in the table above required in connection with this registration statement, prior to or concurrently with the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated May 7, 2009.

Global Crossing Limited

$500,000,000

Debt Securities

Common Stock

Warrants

Global Crossing Limited may offer, from time to time, up to $500,000,000 in aggregate initial offering price of debt securities, common stock or warrants. In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, shares of Global Crossing Limited common stock. We will not receive any of the proceeds from the sale of the shares of common stock by the selling shareholders.

We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements and other offering material. We may also sell securities directly to investors.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.

Our common stock is listed on the Nasdaq National Market under the symbol “GLBC.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, incorporated by reference herein.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2009.

The Bermuda Monetary Authority has classified us as non-resident in Bermuda for exchange control purposes. Accordingly, we may convert currency, other than Bermuda currency, held for our account to any other currency without restriction. Persons, firms or companies regarded as non-residents of Bermuda for exchange control purposes require specific consent of the Bermuda Monetary Authority under the Exchange Control Act, 1972 of Bermuda, and regulations promulgated under the Act, to purchase or transfer any shares in our capital or any other securities that we may issue. By notice to the public dated 1 June, 2005 (the “Notice”), the Bermuda Monetary Authority granted general permission for the issue and subsequent transfer of any securities of a company from and/or to a non-resident of Bermuda for as long as any Equity Securities (as defined in the Notice) of such company are listed on an Appointed Stock Exchange (as defined in the Notice). As our common shares are listed on the Nasdaq National Market, we have permission of the Bermuda Monetary Authority for (1) the issuance and transfer of the securities that we may issue to and between persons, firms or companies regarded as non-resident in Bermuda for exchange control purposes and (2) the transfer of the securities that any selling shareholders may sell under this prospectus and each prospectus supplement between persons, firms or companies regarded as non-resident in Bermuda for exchange control purposes.

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “we,” “our,” “us” or similar references are to Global Crossing Limited and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, (1) Global Crossing Limited may, from time to time, sell any combination of debt securities, common stock or warrants, as described in this prospectus, in one or more offerings and (2) selling shareholders to be named in a prospectus supplement may, from time to time, sell common stock initially acquired (a) on December 9, 2003 (the date Global Crossing Limited emerged from reorganization proceedings) pursuant to a private placement under an exemption from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, (b) upon conversion of our preferred stock initially acquired in a private placement transaction under an exemption from the registration requirements of the Securities Act (c) in connection with the conversion, on August 27, 2007, of the 4.7% Senior Secured Mandatory Convertible Notes due 2008 of Global Crossing Limited issued on December 23, 2004 in a private placement transaction under an exemption from the registration requirements of the Securities Act, (d) pursuant to the STT Communications Ltd. Share Option Plan 2004, effective January 12, 2004, and (e) on May 30, 2006 pursuant to a registered offering of our common shares in which certain of our affiliates acquired 6,226,145 shares, in each case in one or more offerings. This prospectus provides you with a general description of the securities that Global Crossing Limited and its subsidiaries may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms

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of that offering, including the securities offered, will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Incorporation of Certain Documents by Reference.”

You should assume that the information appearing in this prospectus and in any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, properties, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

Global Crossing Limited files annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information, including the registration statement of which this prospectus is a part, at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Global Crossing Limited’s SEC filings are also available to you on the SEC’s website at http://www.sec.gov and through the Nasdaq National Market (“Nasdaq”), on which Global Crossing Limited’s common stock is listed. For further information on obtaining copies of Global Crossing Limited’s public filings at the Nasdaq National Market, please visit Nasdaq’s website at http://www.nasdaq.com.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Our web site address is http://www.globalcrossing.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents. Any information incorporated by reference is an important part of this prospectus, and any information that we file with the SEC and incorporate by reference herein subsequent to the date of this prospectus will be deemed automatically to update and supersede this information. The documents listed below previously filed with the SEC are incorporated by reference herein:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008.

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2009.

•	Our Current Reports on Form 8-K filed on January 9, 2009, April 21, 2009 and May 7, 2009.

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The description of our common stock contained on Form 8-A filed on November 2, 2000, incorporating by reference the description of our common stock contained in our Registration Statement on Form S-3/A filed on April 3, 2000, as updated by the description of our common stock contained in Part II, Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2008 filed on March 4, 2009.

•	Our Definitive Proxy Statement filed on Schedule 14A on April 14, 2009.

Whenever after the date of this prospectus, and before the termination of the offering of the securities made under this prospectus, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, those reports and documents will be deemed to be incorporated by reference into this prospectus from the time they are filed. We do not incorporate by reference any information furnished in any current report on Form 8-K pursuant to Items 2.02 or 7.01 of Form 8-K, or exhibits furnished pursuant to Item 9.01 of Form 8-K related to information furnished under such Items, unless specifically stated otherwise.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus. Any such request should be directed to:

Global Crossing Limited

Wessex House

45 Reid Street

Hamilton HM12, Bermuda

(441) 296-8600

Attention: General Counsel

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus and any accompanying prospectus supplement.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements set forth anticipated results based on management’s plans and assumptions. From time to time, we also provide forward-looking statements in other materials we release to the public as well as oral forward-looking statements. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. We have attempted to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “could” and similar expressions in connection with any discussion of future events or future operating or financial performance or strategies. Such forward-looking statements include, but are not limited to, statements regarding:

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our services, including the development and deployment of data products and services based on IP and other technologies and strategies to expand our targeted customer base and broaden our sales channels and the opening and expansion of our data center and collection services;

•	the operation of our network, including with respect to the development of IP-based services and data center and collection services;

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our liquidity and financial resources, including anticipated capital expenditures, funding of capital expenditures, anticipated levels of indebtedness, and the ability to raise capital through financing activities, including capital leases and similar financings;

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trends related to and management’s expectations regarding results of operations, required capital expenditures, integration of acquired businesses, revenues from existing and new lines of business and sales channels, Adjusted Cash EBITDA (as defined in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2008, incorporated by reference herein (“10-K Item 7”)), OIBDA (as defined in Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2009, incorporated by reference herein (“10-Q Item 2”)), order volumes and cash flows, including but not limited to those statements set forth in 10-K Item 7 and 10-Q Item 2; and

•	sales efforts, expenses, interest rates, foreign exchange rates, and the outcome of contingencies, such as legal proceedings.

Our forward-looking statements are subject to a variety of factors that could cause actual results to differ significantly from current beliefs and expectations. In addition to the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2008, incorporated by reference herein, the operation and results of our business are subject to risks and uncertainties such as those relating to general economic conditions and demand for telecommunications services. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLOBAL CROSSING LIMITED

Overview

We are a global communications services provider, servicing many of the world’s largest corporations and many other telecommunications carriers, providing a full range of IP and managed data and voice products and services. Our network delivers services to more than 690 cities in more than 60 countries and six continents around the world. Our flexible service options allow customers to focus on their own high priority business initiatives, leaving all or any part of their day-to-day communications management to Global Crossing Limited and our subsidiaries.

The services we provide include data services, voice services and collaboration services. These services are built around a streamlined global service delivery model intended to provide outstanding customer service, including prompt and accurate provisioning and billing. Our uCommand® Web-based network management tool allows customers to securely monitor their voice and data services, create utilization reports, reroute traffic, order new services, create and track trouble tickets and perform online bill payment.

Global Crossing Limited was formed as an exempt company with limited liability under the laws of Bermuda in 2002 under the name GC Acquisition Limited and subsequently changed its name to Global Crossing Limited on October 3, 2003. Global Crossing Limited is the successor to Global Crossing Ltd., a company formed under the laws of Bermuda in 1998 which, together with a number of its subsidiaries, emerged from reorganization proceedings on December 9, 2003.

Business Strategy

The enterprise customer sector continues to represent a significant market opportunity for us, particularly in the financial services, high-tech, healthcare, pharmaceuticals, transportation and distribution, and research and education sectors, as does the government sector. We also target the communications carrier and alternative provider sectors, which include international and domestic network service providers, cable providers, internet service providers, wireless carriers, and content distribution service companies. Our primary method of distribution is through a worldwide direct sales force. To complement direct distribution, we have developed alliances with major systems integrators to effectively address the requirements of customers who prefer turnkey or outsourced solutions provided by these industry participants. We also use incumbent and other telecommunications providers as an alternative channel of distribution. To facilitate this method of distribution, we have enabled our advanced IP solutions to inter-operate with incumbent and other telecommunications service providers. This interfacing allows these providers to augment their own capabilities and address a wider range of their enterprise customers’ geographic and product-related requirements, while allowing us to benefit from their considerable distribution capabilities. We now have over 50 incumbent and alternative carriers around the world participating in this distribution arrangement called the Global Partners Program.

Industry Trends

The competitive landscape in the telecommunications industry continues to change, and we believe we are well positioned to take advantage of these changes. With industry consolidation, we expect to experience greater demand from customers seeking network diversity, redundancy and a supplier that can meet their requirements worldwide. We believe that our existing customer base, transport, IP-enabled solutions and hosting capabilities, and extensive network of suppliers globally, coupled with our systems, processes and strong customer service, position us as a viable provider of global services. In addition, our corporate development activities, including the acquisitions of Fibernet Group Plc and Impsat Fiber Networks, Inc., have accelerated the growth of our enterprise and carrier data businesses. We continue to analyze potential corporate development opportunities that would increase our scale and efficiency and/or expand our product sets and network reach.

You can get more information regarding our business and industry by reading our Annual Report on Form 10-K for the year ended December 31, 2008, and the other reports we file with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed after the date of this prospectus, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Disclosure Regarding Forward-Looking Statements.”

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the periods indicated are as follows:

	Years Ended December 31,
	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges(1)	(2)	(3)	(4)	(5)	(6)

(1)	These computations include us and our consolidated subsidiaries. For purposes of calculating the ratio of earnings to fixed charges, “earnings” is calculated by adding (i) income from continuing operations before income taxes and (ii) fixed charges for continuing operations (exclusive of preferred stock dividends). For purposes of calculating this ratio, fixed charges includes interest expense, capitalized interest, preferred dividends and one-third of rent expense, which is deemed to be representative of that portion of rental expense estimated to be attributable to interest.

(2)	Earnings were insufficient to cover fixed charges by $239 million for the year ended December 31, 2008.

(3)	Earnings were insufficient to cover fixed charges by $253 million for the year ended December 31, 2007.

(4)	Earnings were insufficient to cover fixed charges by $264 million for the year ended December 31, 2006.

(5)	Earnings were insufficient to cover fixed charges by $304 million for the year ended December 31, 2005.

(6)	Earnings were insufficient to cover fixed charges by $259 million for the year ended December 31, 2004.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds of the securities offered by this prospectus for general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness and the acquisition of assets or businesses that are complementary to our existing business. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. We will not receive any of the proceeds from the sale of the shares of common stock by the selling shareholders.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be convertible. Our debt securities will be issued under an indenture to be entered into between us and a trustee. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the debt securities, and the claims of creditors of our subsidiaries, including trade creditors, will have priority as to the assets and cash flows of our subsidiaries that do not guarantee the debt securities. In addition, the debt securities will be effectively subordinated to any of our outstanding secured debt to the extent secured by assets that do not secure the debt securities.

We have summarized certain general features of the debt securities from the indenture. A form of indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	whether the securities will be senior or subordinated;

•	applicable subordination provisions, if any;

•	whether securities issued by us will be entitled to the benefits of any form of guarantee;

•	conversion or exchange into other securities;

•	whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

•	percentage or percentages of principal amount at which such securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption (including upon a “change of control”) or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

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whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000, $2,000 or $5,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, collectively, the underlying warrant securities, and such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the specific terms of any warrants offered thereby, including:

•	the title or designation of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

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the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the number, designation and terms of the underlying warrant securities issuable upon exercise of such warrants;

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if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of the warrant will be payable;

•	if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

•	if applicable, any anti-dilutive rights of such warrants;

•	information with respect to book-entry procedures, if any;

•	if necessary, a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. In addition, some of our shareholders may sell shares of our common stock under this prospectus in any of these ways. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We and any selling shareholders have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

We or any selling shareholders may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We or any selling shareholders may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we or any selling shareholders, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of the sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

We will describe in the applicable prospectus supplement any compensation we or any selling shareholders pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or any selling shareholders may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

To the extent that we or any selling shareholders make sales to or through one or more underwriters or agents in at-the-market offerings, we or any selling shareholder may do so pursuant to the terms of a distribution agreement between us (including any selling shareholders) and the underwriters or agents. If we or any selling shareholders engage in at-the-market sales pursuant to a distribution agreement, we or any selling shareholders will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we or any selling shareholders may sell shares on a daily basis in exchange transactions or otherwise as we or any selling shareholder may agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we or any selling shareholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

We and/or any selling shareholders may enter into derivative transactions, forward sales agreements or other hedging transactions with respect to our common shares with third parties. In such event, we and/or the selling shareholders, if applicable, may pledge the shares underlying such transactions to the counterparties under such agreements to secure our or their delivery obligations. If we or any selling shareholder defaults in the performance of our or its obligations, the pledgees or secured parties may offer and sell our common shares from time to time pursuant to this prospectus. The counterparties or third parties may also borrow shares from us, any selling shareholder or third parties and sell such shares in a public offering. This prospectus may be delivered in connection with such sales. Upon settlement of such transactions, we and/or the selling shareholders, if applicable, may deliver shares to the counterparties that, in turn, the counterparties may deliver to us, the selling shareholders or third parties, as the case may be, to close out the open borrowings of shares. Each counterparty in such transactions will be an underwriter and will be identified in the applicable prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business for which they receive compensation.

Our common stock is listed on the Nasdaq National Market under the symbol “GLBC.”

LEGAL MATTERS

Latham & Watkins LLP, New York, New York will issue an opinion about certain legal matters with respect to the enforceability of the debt securities for us. Certain matters relating to Bermuda law regarding the validity of common shares and the enforceability of the debt securities and common share warrants will be passed on by Appleby. In connection with any particular offering of the securities in the future, the validity of those securities may be passed upon for us by Latham & Watkins LLP, our special counsel regarding New York matters; Appleby, our special counsel in Bermuda; our General Counsel; or such other counsel as may be specified in the applicable prospectus supplement. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Global Crossing Limited included in Global Crossing Limited’s Annual Report (Form 10-K and as amended by Form 8-K) for the year ended December 31, 2008 (including the schedule appearing therein), and the effectiveness of Global Crossing Limited’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

GLOBAL CROSSING LIMITED

Debt Securities

Common Stock

Warrants

PROSPECTUS

                , 2009

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses relating to the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the registrant.

Amount to be Paid
SEC registration fee (1)	$27,900
Trustee’s fees and expenses	$(2)
Printing and engraving fees and expenses	$(2)
Accounting fees and expenses	$(2)
Legal fees and expenses	$(2)
Stock exchange listing fees, FINRA filing fees and blue sky fees and expenses	$(2)
Rating agency fees	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)	Pursuant to Rule 457(p) under the Securities Act, the registrant has previously paid a filing fee with respect to the unsold portion of securities registered under a previous registration statement which it intends to offset against the total filing fee due for this subsequent registration statement. The amount of the filing fee previously paid that is offset against the currently due filing fee is $12,438.75.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete text of the statute and the bye-laws referred to below.

The bye-laws of Global Crossing Limited (the “Company”) provide that each of its officers, directors and certain other persons shall be indemnified and held harmless out of the funds of the Company to the fullest extent provided by Bermuda law against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by such party which arise from or in connection with actions or inactions of the indemnified person while acting in such capacity; provided that such indemnification shall not extend to any matter which would render it void pursuant to the Bermuda Companies Act of 1981 (the “Companies Act”) as in effect from time to time in Bermuda. The bye-laws also provide that such persons shall be indemnified for costs of defense of civil and criminal proceedings and for advancement of expenses in connection with indemnified activities and proceedings. The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the Company’s bye-laws or in a contract or arrangement between the Company and the director, indemnifying a director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

The Company has entered into indemnity agreements with each of its directors and members of each committee constituted by the Company’s board of directors. The indemnity agreements provide that, subject to any limitations of the Companies Act, the Company will indemnify such persons for the matters provided for in the bye-laws of the Company as described above. To the extent that such person is entitled to claim an indemnity pursuant to the indemnity agreement in respect of amounts paid or discharged by such person, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payments or effecting such discharge. Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to the indemnity agreement shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

The Company also maintains directors’ and officers’ liability insurance policies covering indemnified losses of each indemnified person. The policies provide up to $50 million in director, officer and entity-level coverage and up to an additional $15 million in coverage for directors and officers only.

Item 16.	Exhibits

(a)	Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Index to Exhibits following the signature pages to this registration statement and is incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) To the extent we rely on Rule 430B:

    (A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) To the extent we are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness;

provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Global Crossings Limited’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Global Crossing Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Florham Park, state of New Jersey, on May 7, 2009.

GLOBAL CROSSING LIMITED

By:	/S/ JOHN J. LEGERE
John J. Legere
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Kritzmacher, John B. McShane and Mitchell C. Sussis, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 7, 2009.

Signature	Title

/S/ JOHN J. LEGERE John J. Legere	Chief Executive Officer (principal executive officer)

/S/ JOHN A. KRITZMACHER John A. Kritzmacher	Executive Vice President and Chief Financial Officer (principal financial officer)

/S/ ROBERT A. KLUG Robert A. Klug	Chief Accounting Officer (principal accounting officer)

/S/ E.C. “PETE” ALDRIDGE, JR. E.C. “Pete” Aldridge, Jr.	Director

/S/ ARCHIE CLEMINS Archie Clemins	Director

/S/ DONALD L. CROMER Donald L. Cromer	Director

/S/ RICHARD R. ERKENEFF Richard R. Erkeneff	Director

Signature	Title

/S/ LEE THENG KIAT Lee Theng Kiat	Director

/S/ CHARLES MACALUSO Charles Macaluso	Director

/S/ MICHAEL RESCOE Michael Rescoe	Director

/S/ ROBERT J. SACHS Robert J. Sachs	Director

/S/ PETER SEAH LIM HUAT Peter Seah Lim Huat	Vice Chairman and Director

/S/ LODEWIJK CHRISTIAAN VAN WACHEM Lodewijk Christiaan van Wachem	Chairman and Director

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of underwriting agreement with respect to debt securities, common stock and warrants.

2.1	Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings Ltd., Joint Provisional Liquidators of Global Crossing Ltd. and Global Crossing Holdings Ltd. (the “JPLs”), Singapore Technologies Telemedia Pte Ltd, and Hutchison Telecommunications Ltd., dated as of August 9, 2002 (incorporated by reference to Exhibit 2.12 of Global Crossing Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2002 filed on December 8, 2003 (the “2002 10-K”)).

2.2	Amendment No. 1 to Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings Ltd., the JPLs, Singapore Technologies Telemedia Pte Ltd, and Hutchison Telecommunications Ltd. dated as of December 20, 2002 (incorporated by reference to Exhibit 2.13 of the 2002 10-K).

2.3	Amendment No. 2 to Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings Ltd., the JPLs and Singapore Technologies Telemedia Pte Ltd dated as of May 13, 2003 (incorporated by reference to Exhibit 2.14 of the 2002 10-K).

2.4	Amendment No. 3 to Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings, Ltd. and Singapore Technologies Telemedia Pte Ltd dated as of October 13, 2003 (incorporated by reference to Exhibit 2.15 of the 2002 10-K).

2.5	Amendment No. 4 to Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings Ltd., the JPLs and Singapore Technologies Telemedia Pte Ltd dated as of November 14, 2003 (incorporated by reference to Exhibit 2.16 of the 2002 10-K).

2.6	Amendment No. 5 to Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings Ltd., the JPLs and Singapore Technologies Telemedia Pte Ltd dated as of December 3, 2003 (incorporated by reference to Exhibit 2.17 of the 2002 10-K).

2.7	Disclosure Statement, including Proposed Plan of Reorganization of Global Crossing Ltd., dated as of October 21, 2002 (incorporated by reference to Global Crossing Ltd.’s Current Report on Form 8-K, filed on October 28, 2002).

2.8	Confirmation Order, dated as of December 26, 2002, confirming Global Crossing Ltd.’s Joint Plan of Reorganization (incorporated by reference to Exhibit 99.2 to Global Crossing Ltd.’s Current Report on Form 8-K filed on January 10, 2003).

2.9	Asset Purchase Agreement by and between Global Crossing Telecommunications, Inc. and Matrix Telecom, Inc. dated as of March 19, 2005 (incorporated by reference to Exhibit 2.9 to Global Crossing Limited’s Quarterly Report on Form 10-Q filed on May 10, 2005). (The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Pursuant to this regulation, the registrant hereby agrees to furnish a copy of any such instrument to the SEC upon request.)

2.10	Asset Purchase Agreement between Global Crossing Holdings Limited and WestCom Corporation dated as of March 25, 2005 (incorporated by reference to Exhibit 2.10 to Global Crossing Limited’s Quarterly Report on Form 10-Q filed on May 10, 2005). (The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Pursuant to this regulation, the registrant hereby agrees to furnish a copy of any such instrument to the SEC upon request. The registrant has applied for confidential treatment with respect to portions of this Exhibit. An unredacted version of this Exhibit has been filed separately with the SEC.)

2.11	Agreement and Plan of Merger by and among Global Crossing Limited, GC Crystal Acquisition, Inc. (“GC Crystal”), and Impsat Fiber Networks, Inc. (“Impsat”), dated as of October 25, 2006 (incorporated by reference to Exhibit 2.1 to Impsat’s Current Report on Form 8-K, filed on October 30, 2006).

Exhibit Number	Description
2.12	Amendment to Agreement and Plan of Merger by and among Global Crossing Limited, GC Crystal, and Impsat, dated as of February 22, 2007 (incorporated by reference to Exhibit 2.1 to Global Crossing Limited’s Current Report on Form 8-K, filed on February 23, 2007).

2.13	Second Amendment to Agreement and Plan of Merger by and among Global Crossing Limited, GC Crystal, and Impsat, dated as of March 15, 2007 (incorporated by reference to Exhibit 2.13 of Global Crossing Limited’s 2006 Annual Report on Form 10-K, filed on March 16, 2007).

3.1	Amended and Restated Constitutional Documents of Global Crossing Limited incorporated by reference to Exhibit 2.13 of Global Crossing Limited’s 2007 Annual Report on Form 10-K, filed on March 13, 2008 (the “2007 10-K”).

3.2	Certificate of Deposit of Memorandum of Increase of Share Capital, dated June 3, 2004 (incorporated by reference to Exhibit 3.2 of the 2007 10-K).

3.3	Certificate of Deposit of Memorandum of Increase of Share Capital, dated July 18, 2006 (incorporated by reference to Exhibit 3.3 of the 2007 10-K).

3.4	Certificate of Deposit of Memorandum of Increase of Share Capital, dated June 29, 2007 (incorporated by reference to Exhibit 3.4 of the 2007 10-K).

3.5	Amended and Restated Bye-Laws of Global Crossing Limited dated as of June 12, 2007 (incorporated by reference to Exhibit 3.5 of the 2007 10-K).

4.1**	Form of Indenture, to be entered into between Global Crossing Limited and a trustee acceptable to Global Crossing Limited.

4.2*	Form of debt securities.

4.3*	Form of common stock warrant agreement.

4.4	Form of stock certificate for common stock of Global Crossing Limited (formerly GC Acquisition Ltd.) (incorporated by reference to Exhibit 4.1 of the 2002 10-K).

4.5	Certificate of Designations of 2.0% Cumulative Senior Preferred Shares of Global Crossing Limited dated as of December 9, 2003 (incorporated by reference to Exhibit 4.2 to Global Crossing Limited’s 2003 Annual Report on form 10-K filed on March 26, 2004 (the 2003 10-K)).

4.6	Written Consent of STT Crossing Ltd., the Sole Holder of the 2.0% Cumulative Senior Convertible Preferred Shares of Global Crossing Limited, dated as of May 23, 2006 (incorporated by reference to Exhibit 99.3 of GCL’s current report on Form 8-K, filed May 30, 2006 (the “May 30, 2006 8-K”)).

4.7	Restructuring Agreement dated as of October 8, 2004, among Global Crossing Limited, Global Crossing Holdings Limited, Global Crossing North American Holdings, Inc., Global Crossing (UK) Telecommunications Limited, STT Crossing Ltd., STT Hungary Liquidity Management Limited Liability Company, and STT Communications Ltd. (incorporated by reference to Exhibit 4.6 of Global Crossing Limited’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 filed on November 15, 2004).

4.8	Amendment No. 1 to Restructuring Agreement dated as of December 10, 2004, among Global Crossing Limited, Global Crossing Holdings Limited, Global Crossing North American Holdings, Inc., Global Crossing (UK) Telecommunications Limited, STT Crossing Ltd., STT Hungary Liquidity Management Limited Liability Company, and STT Communications Ltd. (incorporated by reference to Exhibit 10 of Global Crossing Limited’s Current Report on Form 8-K filed on December 13, 2004).

Exhibit Number	Description
4.9	Amendment No. 2 to Restructuring Agreement, dated as of May 30, 2006, among Global Crossing Limited, Global Crossing Holdings Limited, Global Crossing North American Holdings, Inc., Global Crossing (UK) Telecommunications Limited, STT Crossing Ltd., and STT Communications Ltd. (incorporated by reference to Exhibit 99.4 of GCL’s Current Report on Form 8-K, filed on June 1, 2006 (the “June 1, 2006 8-K”).

4.10	Indenture dated as of December 23, 2004, by and among Global Crossing Limited, those subsidiaries of Global Crossing Limited parties thereto, including those subsidiaries guaranteeing the notes, and Wells Fargo Bank, National Association, as trustee and agent for the holders of the notes, relating to the $250 million aggregate original principal amount of 4.7% Senior Secured Mandatory Convertible Notes due 2008 (incorporated by reference to Exhibit 4.1 of Global Crossing Limited’s current report on Form 8-K filed on December 30, 2004 (the “December 30, 2004 8-K”)).

4.11	Debenture, dated as of December 23, 2004, between Global Crossing (UK) Telecommunications Limited and Global Crossing (UK) Finance Plc, as chargors, in favor of The Bank of New York, as collateral agent (incorporated by reference to Exhibit 4.3 of the December 30, 2004 8-K).

4.12	Security Arrangement Agreement, dated as of December 23, 2004, by and among STT Communications Ltd., STT Crossing Ltd., STT Hungary Liquidity Management Limited Liability Company, The Bank of New York, as trustee and collateral agent, Global Crossing (UK) Telecommunications Limited, certain of its subsidiaries as obligors and the Hedging Counterparties named therein (incorporated by reference to Exhibit 4.4 of the December 30, 2004 8-K).

4.13	Supplemental Indenture, dated as of December 28, 2006, among Fibernet Group Limited, Fibernet UK Limited and Fibernet Limited, Global Crossing (UK) Finance Plc,, Global Crossing (UK) Telecommunications Limited and The Bank of New York, as trustee, relating to the approximately 52 million pounds sterling aggregate original principal amount of senior secured notes due 2014 (incorporated by reference to Exhibit 4.1 to Global Crossing Limited’s current report on Form 8-K filed on December 29, 2006 (the “December 29, 2006 8-K”)).

4.14	Indenture, dated as of May 18, 2006 between Global Crossing Limited and Wells Fargo Bank, N.A. as trustee relating to debt securities to be issued from time to time under Global Crossing Limited’s shelf registration statement filed on April 21, 2006 (incorporated by reference to Exhibit 4.1 of Global Crossing Limited’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 10-Q, filed on August 9, 2006).

4.15	First Supplemental Indenture, dated as of May 30, 2006, to the Indenture dated as of May 18, 2006 between Global Crossing Limited and Wells Fargo as trustee relating to the $143.75 million aggregate original principal amount of Global Crossing Limited’s 5.0% Convertible Senior Notes due 2011 (incorporated by reference to Exhibit 99.1 of the June 1, 2006 8-K).

4.16	Pledge Agreement, dated as of May 30, 2006, between Global Crossing Limited and Wells Fargo as trustee and securities intermediary relating to the $143.75 million aggregate original principal amount of Global Crossing Limited’s 5.0% Convertible Senior Notes due 2011 (incorporated by reference to Exhibit 99.2 of the June 1, 2006 8-K).

4.17	Indenture, dated as of February 14, 2007 between GC Impsat Holdings I Plc (“GC Impsat”) and Wells Fargo Bank, N.A. as trustee and Wells Fargo Bank, National Association, as escrow agent relating to $225,000,000 in aggregate principal amount of GC Impsat’s 9.875% senior notes due 2017 (incorporated by reference to Exhibit 4.1 GCL’s current report on Form 8-K, filed on February 20, 2007 (the “February 20, 2007 8-K”)).

Exhibit Number	Description
4.18	Escrow and Security Agreement dated as of February 14, 2007 between the GC Impsat Holdings I Plc as Depositor, Wells Fargo Bank, N.A as Escrow Agent and Wells Fargo Bank, N.A. as trustee relating to debt securities to be issued from time to time under GCL’s shelf registration statement filed on April 21, 2006 (incorporated by reference to Exhibit 4.2 to the February 20, 2007 8-K).

4.19	Credit and Guaranty Agreement between Global Crossing Limited, certain subsidiaries of Global Crossing Limited, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent and Credit Suisse Securities (USA) LLC, as Syndication Agent, dated as of May 9, 2007 (incorporated by reference to Exhibit 4.2 of Global Crossing Limited’s current report on Form 8-K, filed on June 7, 2007 (the “June 7, 2007 8-K”)).

4.20	Amendment No. 1 to the Credit and Guaranty Agreement between Global Crossing Limited, certain subsidiaries of Global Crossing Limited, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent and Credit Suisse Securities (USA) LLC, as Syndication Agent, dated as of June 1, 2007 (incorporated by reference to Exhibit 4.1 of the June 7, 2007 8-K).

4.21	Amendment No. 2 to the Credit and Guaranty Agreement between Global Crossing Limited, certain subsidiaries of Global Crossing Limited and Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent, dated as of September 10, 2007 (incorporated by reference to Exhibit 4.18 of the 2007 10-K).

4.22	Amended and Restated Subordination and Intercreditor Agreement, between Global Crossing Limited, Collateral Agent, STT Crossing Ltd., and Wells Fargo Bank, National Association as Trustee, dated June 1, 2007 (incorporated by reference to Exhibit 4.3 of the June 7, 2007 8-K).

4.23	Recapitalization Agreement, dated May 9, 2007, between Global Crossing Limited and STT Crossing Ltd. (incorporated by reference to Exhibit 4.4 of the June 7, 2007 8-K).

4.24	First Amendment to Recapitalization Agreement, dated June 1, 2007, between Global Crossing Limited and STT Crossing Ltd. (incorporated by reference to Exhibit 4.5 of the June 7, 2007 8-K).

4.25	Registration Rights Agreement, dated as of December 9, 2003, between Global Crossing Limited and Singapore Technologies Telemedia Pte Ltd, relating to common and preferred shares (incorporated by reference to Exhibit 10.10 of the 2003 10-K).

4.26	Amendment No. 1 to Registration Rights Agreement, dated as of December 23, 2004, by and among Global Crossing Limited, STT Crossing Ltd and STT Hungary Liquidity Management Limited Liability Company (incorporated by reference to Exhibit 10.1 of the December 30, 2004 8-K).

4.27	Amendment No. 2 to Registration Rights Agreement, dated as of May 23, 2006, between Global Crossing Limited and STT Crossing Ltd (incorporated by reference to Exhibit 99.1 of the May 30, 2006 8-K).

4.28	Registration Rights Agreement, dated as of December 23, 2004, by and among Global Crossing Limited, STT Crossing Ltd and STT Hungary Liquidity Management Limited Liability Company, relating to Convertible Notes (incorporated by reference to Exhibit 10.2 of the December 30, 2004 8-K).

Except as hereinabove provided, there is no instrument with respect to long-term debt of the registrant and its consolidated subsidiaries under which the total authorized amount exceeds 10 percent of the total consolidated assets of the registrant. The registrant agrees to furnish to the SEC upon its request a copy of any instrument relating to long-term debt.

5.1**	Opinion of Appleby.

Exhibit Number	Description
5.2**	Opinion of Latham & Watkins LLP.

12.1**	Calculation of the ratio of earnings to fixed charges for each of the periods presented.

23.1**	Consent of Ernst & Young LLP.

23.2**	Consent of Appleby (included in Exhibit 5.1).

23.3**	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

24.1**	Powers of Attorney (included on signature pages to the registration statement).

25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of a trustee acceptable to Global Crossing Limited, as trustee under the Indenture.

*	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**	Filed herewith.

***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and incorporated by reference herein.